Exhibit 99

RPC, Inc. to Present at the New York Society of Security Analysts Seventh
                      Annual Energy Industry Conference

    ATLANTA, Oct. 4 /PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) announced today that it will present at the New York Society of Security Analysts (NYSSA) Seventh Annual Energy Industry Conference on Thursday, October 7, 2004 at 9:50 A.M. The presentation will provide a corporate overview of the company, highlight the services RPC provides, and provide an overview of RPC's most recently published financial results. Management's remarks will be available in real time at http://www.rpc.net . Playback of the webcast will be available on the website after the presentation.

    RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

    For more information about RPC, Inc. and/or this presentation, please contact:

     Jim Landers
     Corporate Finance
     404.321.2162
     irdept@rpc.net

     Natasha Coleman
     Investor Relations & Corporate Communication
     404.321.2172
     ncoleman@rpc.net

SOURCE  RPC, Inc.
    -0-                             10/04/2004
    /CONTACT: Jim Landers, Corporate Finance, +1-404-321-2162, or irdept@rpc.net , or Natasha Coleman, Investor Relations & Corporate Communication, +1-404-321-2172, or ncoleman@rpc.net , both of RPC, Inc./
    /Web site:  http://www.rpc.net/
    (RES)

CO:  RPC, Inc.; New York Society of Security Analysts
ST:  Georgia
IN:  OIL
SU:  MAV CCA